Exhibit 1

Directors and Officers of Hafnia Limited

Name	Business Address	Principal Occupation or Employment	Citizenship
Board of Directors
Andreas Sohmen-Pao	c/o Mapletree Business City #18-01 10 Pasir Panjang Road Singapore 117438	Company Director and Chairman	Austrian
Peter Graham Read	c/o Mapletree Business City #18-01 10 Pasir Panjang Road Singapore 117438	Company Director	British
Donald John Ridgway	c/o Mapletree Business City #18-01 10 Pasir Panjang Road Singapore 117438	Company Director	British
Anand Su Yin	c/o Mapletree Business City #18-01 10 Pasir Panjang Road Singapore 117438	Company Director	Singaporean
Tan Chin Hwee, Emily	c/o Mapletree Business City #18-01 10 Pasir Panjang Road Singapore 117438	Company Director	Singaporean

Executive Officers
Mikael Øpstun Skov	c/o Mapletree Business City #18-01 10 Pasir Panjang Road Singapore 117438	Chief Executive Officer	Danish
Petrus Wouter Van Echtelt	c/o Mapletree Business City #18-01 10 Pasir Panjang Road Singapore 117438	Chief Financial Officer	Netherlands

BW Group Limited
The address of BW Group is 10 Pasir Panjang Road #18-01, Mapletree Business City, Singapore 117438. The principal business of BW Group relates to global maritime services. BW Group is organized in Bermuda
Directors and Executive Officers of BW Group Limited

Name	Business Address	Principal Occupation or Employment	Citizenship
Board of Directors
Andreas Sohmen-Pao	c/o Mapletree Business City #18-01 10 Pasir Panjang Road Singapore 117438	Chairman, Company Director and President	Austrian
Susan E. Barit	Washington Mall Phase 2, 4th Floor, Suite 400, 22 Church Street, HM 1189, Hamilton, Pembroke, HM EX, Bermuda	Company Director and Vice President, Bermuda Operations	Canadian
Michael G. Smyth	Washington Mall Phase 2, 4th Floor, Suite 400, 22 Church Street, HM 1189, Hamilton, Pembroke, HM EX, Bermuda	Company Director and Alternate Director to Andreas Sohmen-Pao	British

Executive Officers
Sebastien Jean-Pierre Brochet	c/o Mapletree Business City #18-01 10 Pasir Panjang Road Singapore 117438	Group Chief Financial Officer	French
Daniel Ian O'Connor	c/o Mapletree Business City #18-01 10 Pasir Panjang Road Singapore 117438	Chief People Officer	British
Yngvil Signe Eriksson Asheim	c/o Mapletree Business City #18-01 10 Pasir Panjang Road Singapore 117438	Chief Executive Officer, BW LNG	Norwegian
Erik Strømsø	c/o Mapletree Business City #18-01 10 Pasir Panjang Road Singapore 117438	Chief Executive Officer, BW ESS, and Managing Director, BW Renewables	Norwegian
Billy Chiu	c/o Mapletree Business City #18-01 10 Pasir Panjang Road Singapore 117438	Executive Vice President	Singaporean
Nicholas John Oxleigh Fell	c/o Mapletree Business City #18-01 10 Pasir Panjang Road Singapore 117438	Executive Vice President, Corporate Services and General Counsel	British & USA